Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

made by

iSTAR TARA HOLDINGS LLC,

SFI BELMONT LLC,

and

the other parties hereto

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of March 16, 2011

i

7.9	Integration	18
7.10	GOVERNING LAW	18
7.11	Submission To Jurisdiction; Waivers	18
7.12	Additional Grantors	18
7.13	Releases; Termination	19
7.14	WAIVER OF JURY TRIAL	21
7.15	Inspection by Regulatory Agencies	21

SCHEDULES

Schedule 1	Jurisdiction of Organization and Notice Addresses
Schedule 2	Pledged Investments
Schedule 3.1	Beneficial Interests of Third Parties in Collateral

ANNEXES

Annex 1	Acknowledgment and Consent
Annex 2	Assumption Agreement
Annex 3	Officer’s Certificate
Annex 4	Form of Receipt

ii

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 16, 2011, made by iSTAR TARA HOLDINGS LLC, a Delaware limited liability company (“Tara Holdco”), SFI BELMONT LLC, a Delaware limited liability company (“Belmont”) and each Subsidiary, directly or indirectly owned by Tara Holdco (Tara Holdco, Belmont and such other Subsidiaries, together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the $2,950,000,000 Credit Agreement, dated as of March 16, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Financial Inc. (the “Company”), the banks from time to time parties thereto (the “Banks”), the agents named therein and JPMorgan Chase Bank, N.A., as administrative agent, the Banks have severally agreed to make extensions of credit to the Company thereunder upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each Grantor;

WHEREAS, the Company and the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, each Grantor is a party to the Guarantee Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), pursuant to which the Grantors have guaranteed the obligations of the Company under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Company under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Banks to enter into the Credit Agreement and make their respective extensions of credit to the Company thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows

SECTION I

DEFINED TERMS

1.1                                 Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement (but without giving effect to any termination thereof or any amendment, supplement or other modification thereof following the date of this Agreement) and used herein shall have the meanings given to them therein, and the terms “Certificated Security”, “Chattel Paper”, “Instruments” and “Supporting Obligations” are used herein as defined in the New York UCC.

(b)                                 The following terms shall have the following meanings:

“Accounts”:  as defined in Section 2.2(a).

“Administrative Agent Receipt”:  as defined in Section 2.3(f).

“Agreement”:  this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, membership and other equivalent ownership interests (whether or not certificated) in a limited liability company, limited liability partnership and other equivalent ownership interests in any other Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral”:  all rights, privileges and interests of the Grantors in or with respect to (a) the Pledged Investments, (b) the Accounts, (c) any related promissory notes, loan agreements, mortgages, deeds of trust, security agreements, stock pledges, guaranties, letters of credit, support agreements, financing statements, opinions, letters, side letters and any other instruments, agreements and undertakings (including without limitation all representations, warranties, Liens, additional advances or investments thereof, registration rights, voting rights, records, know-how, proprietary and other information and customer and similar lists with respect thereto and any rights against or in respect of third parties with respect thereto and any other undertakings of any Person inuring to the benefit of the Grantors in respect thereof), and (d) all Proceeds of any or all of the foregoing, other than, in each of the foregoing clauses (a), (b), (c), any item referenced therein which has been substituted, replaced, exchanged or released in accordance with this Agreement.

“Collateral Account”:  as defined in Section 2.2(a).

“Collateral Schedule”:  as defined in Section 2.3(b).

“Deposit Account”:  as defined in Section 2.2(a).

“Enforcement Default”:  any Payment Default, any Default resulting from the Company’s failure to be in compliance with Section 5.17 of the Credit Agreement or an Event of Default.

“Foreclosure”:  with respect to any Collateral, at any time when an Event of Default shall have occurred and be continuing, any exercise of remedies under the Loan Documents, applicable law or any other act or action taken in preparation for, anticipation of or in connection with any reasonably immediate taking of physical possession of, realizing upon, exercising dominion and control over, or otherwise causing the assignment for its benefit of, such Collateral by the Administrative Agent pursuant to the New York UCC or any other applicable law (or consensual arrangement in lieu thereof expressly agreed to by the Administrative Agent and the applicable Grantor) and otherwise in the manner and at the times permitted under the Collateral Documents. The term “Foreclose” shall have a correlative meaning.

“Guarantee”:  as defined in the recitals hereto.

“Issuers”:  the collective reference to each issuer or obligor under or in respect of any Pledged Investment.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Payment Default”:  any Default pursuant to Section 6.1(a) of the Credit Agreement.

“Pledged Investments”:  the collective reference to all Pledged Loans and all Pledged Stock.

“Pledged Loans”:  all Loan Assets listed on Schedule 2, and all Loan Assets subsequently issued to or acquired by the Grantors while this Agreement is in effect,  other than any that have been released from Liens granted hereunder.

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, other than any that have been released from the Liens granted hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other earnings, income or distribution from or in respect of, the Pledged Investments, collections thereon or distributions or payments with respect thereto and all other proceeds of Collateral.

“Related Pledged Investment Documents”:  documents required to be delivered by a Grantor pursuant to Section 2.3 hereof related to the Pledged Investments identified on the relevant Collateral Schedule or Revised Collateral Schedule, as the case may be.

“Replacement Collateral”: any asset which is received in exchange for Collateral or otherwise becomes Collateral.

“Responsible Officer”:  as to the Company or any Grantor, the president, any vice-president, the senior vice president, the executive vice president, the chief operating officer, the chief executive officer or the chief financial officer.

“Revised Collateral Schedule”:  as defined in Section 2.3(c).

“Secured Obligations”:  with respect to any Grantor, all obligations and liabilities of such Grantor which may arise under or in connection with the Guarantee or any other Collateral Documents, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Banks that are required to be paid by such Grantor pursuant to the terms of the Guarantee or any other Collateral Documents); provided, however, that to the extent any payment with respect to the Secured Obligations (whether by or on behalf of any Grantor, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Securities Accounts”:  as defined in Section 2.2(a).

“Securities Act”:  the Securities Act of 1933, as amended.

1.2                                 Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION II

GRANT OF SECURITY INTEREST

2.1                                 Pledge and Grant of Security Interests.  Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral, whether presently existing or owned or at any time hereafter arising or acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and any and all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefor, and any and all Proceeds, Supporting Obligations and products thereof and any and all collateral security and guarantees given by any Person with respect to such Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations.

2.2                                 Establishment of the Accounts.  (a)  On the date hereof, there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained by the Administrative Agent (or its custodian), in the name of the Administrative Agent (or its custodian), at the office of the Administrative Agent (or its custodian), one or more

“securities accounts” (as such term is defined in Section 8-501 of the UCC) which is entitled the “Belmont Securities Account” (collectively, the “Securities Accounts”).  Any debt securities or other asset at any time to be included in the Collateral and held by a Grantor in the form of a “security entitlement” (as defined in Section 8-102 of the UCC) shall be transferred to a Securities Account at the time of such inclusion.  All Collateral held in the Securities Accounts shall be treated as a “financial asset” (as defined in Section 8-102 of the UCC), and the Administrative Agent shall have “control” (as defined in Section 8-106 of the UCC) and be the custodian and bailee with respect to the Securities Accounts and all property and Collateral on deposit therein. Each Grantor agrees upon the opening by it of any deposit account referred to in Section 5.8(a) of the Credit Agreement (a “Deposit Account”; all Deposit Accounts at any time, together with the Securities Accounts, the “Accounts”), the Administrative Agent shall have “control” (as defined in Section 9-104 of the UCC) with respect to all cash and Collateral on deposit therein.  Each Grantor hereby agrees to execute and deliver any Securities Account Control Agreement or Deposit Account Control Agreement with respect to any Account as may be requested by the Administrative Agent. All payments made to a Securities Account shall, as long as no Enforcement Default shall have occurred and be continuing, be transferred to a Deposit Account.

(b)                                 The Company shall (x) within 5 Business Days after the Closing Date, notify all obligors under the Loan Assets of the applicable current payment instructions and (y) in any event, within 90 days after the Closing Date, cause (i) all payments in respect of any Loan Assets included in the Collateral to be directed to the applicable Deposit Account and (ii) all payments on account of assets owned by the Collateral LLCs to be directed to the applicable Deposit Account, in each case, net of any portion thereof attributable to any portion of such Loan Assets beneficially owned by third parties, which amounts may be transferred to such third parties, but including any proceeds from any Recovery Event to the extent intended to be used for repair or replacement of the asset subject of such Recovery Event.

(c)                                  Any amounts held in the Deposit Accounts maintained by a Collateral SPV, and any cash, cash equivalents and checks held in the Securities Accounts, shall be released to or as directed, in writing, by such Collateral SPV, on a daily basis, except as provided in Section 5.8(c) of the Credit Agreement (which requires, for avoidance of doubt, any such amounts constituting Principal Collateral Payments to be applied toward the prepayment of the Loans).

(d)                                 If any Enforcement Default shall have occurred and be continuing, except as provided in Section 5.8(c) of the Credit Agreement, the Administrative Agent may cause any cash, cash equivalents and checks held in the Accounts to be transferred to the Collateral Account referred to below.

(e)                                  On the Closing Date there shall be established and, at all times thereafter for so long as this Agreement is in effect, there shall be maintained in the name of the Administrative Agent at the office of the Administrative Agent an account which is entitled the “Belmont Collateral Account” (the “Collateral Account”).  All moneys which are required by this Agreement or any other Collateral Document to be delivered to the Administrative Agent while an Event of Default is continuing or which are received by the Administrative Agent or any agent or nominee of the Administrative Agent in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Agreement or any other Collateral Document or otherwise, while an Event of Default is continuing shall be deposited in the Collateral Account, to be held by the Administrative Agent as part of the Collateral and, subject to the provisions in Section 5.8(c) of the Credit Agreement, applied in accordance with Section 5.3.  Upon the receipt by the Administrative Agent of any moneys at any time when no Enforcement Default has occurred and is continuing, the Administrative Agent shall cause all funds on deposit in the Collateral Account or otherwise received by the Administrative Agent to be paid over as promptly as possible to the Grantors in accordance with their respective interests in accordance with Section 5.8(c) of the Credit Agreement; provided that, for avoidance of doubt, any such funds constituting Principal Collateral Payments shall be applied toward the prepayment of the Loans.

(f)                                    All right, title and interest in and to the Collateral Account shall vest in the Administrative Agent, and funds on deposit in the Collateral Account shall constitute part of the Collateral, subject to the rights of the Grantors thereto.  The Collateral Account shall be subject to the exclusive dominion and control of the Administrative Agent.  Each Grantor hereby grants a security interest in the Collateral Account to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations.

(g)                                 The Administrative Agent shall be permitted to invest and reinvest moneys on deposit in the Collateral Account at any time in the investments of the type described in clauses (a) or (b) in the definition of “Cash or Cash Equivalents” in the Credit Agreement (or any similar investments, including funds whose assets primarily consist of such investments).  All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Collateral.

(h)                                 At such times as the Company may reasonably request in writing, but not more than once per year (unless otherwise agreed by the Administrative Agent), the Administrative Agent shall provide a full accounting of all funds then standing to the credit of the Collateral Account.  The Administrative Agent also shall provide the necessary information and passwords to enable the Company to electronically access account statements and data for the Collateral Account.

(i)                                     Notwithstanding anything to the contrary contained in this Section 2.3, the Grantors shall not be required to deliver the certificate evidencing Belmont’s participation interest in the Trizec Portfolio prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent shall reasonably agree).

2.3                                 Procedures for Crediting, Withdrawing Collateral.  (a)  On the Closing Date, the Grantors shall deliver to the Administrative Agent (and its custodian, if applicable) a collateral schedule (the “Collateral Schedule”), such delivery constituting such Grantors’ instruction that the Administrative Agent (or, at the direction of the Administrative Agent, its custodian) hold certain Related Pledged Investment Documents identified on such Collateral Schedule as Administrative Agent (or as custodian, as applicable) for the Secured Parties.  The Grantors will deliver and release to the Administrative Agent (or, at the direction of the Administrative Agent, to its custodian) the Related Pledged Investment Documents pertaining to each of the Pledged Investments identified in such Collateral Schedule so delivered.  The

Collateral Schedule shall be in written and computer readable standardized text formats compatible with the Administrative Agent’s (and, if applicable, its custodian’s data systems (it being understood that WORD and EXCEL are both compatible), shall identify the loan or asset number or code assigned to such asset or loan by the Company and otherwise identify Related Pledged Investment Documents to be delivered to the Administrative Agent (or its custodian, if applicable) associated with such Pledged Investment.

(b)                   A Grantor may, on any Business Day, withdraw any Collateral as may be permitted under Section 2.18 of the Credit Agreement and shall add assets (other than cash which shall be applied in accordance with Section 2.11 of the Credit Agreement) as Collateral to the extent received as consideration in any Third Party Sale or upon any other disposition of Collateral.  Prior to any withdrawal and/or addition, the Grantors shall deliver to the Administrative Agent (with a copy to its custodian, if applicable), (i) a certificate from a Responsible Officer of the Grantors or the Company in the form of Annex 3 hereto, attaching a revised Collateral Schedule (“Revised Collateral Schedule”) which accounts for the remaining and/or new Collateral and which shall replace and supersede the existing Collateral Schedule and (ii) any transfer documents or such other information required by Section 2.3(c), which transfer documentation shall be listed on the Revised Collateral Schedule.

(c)                                  On the Closing Date, with respect to each Loan Asset of a Grantor, other than Loan Assets transferred to any Securities Account, specified on the Collateral Schedule, and on each day after the Closing Date on which (i) any Grantor pledges additional Loan Assets or (ii) any amount payable under or in connection with any of the Collateral becomes evidenced by any Instrument, Certificated Security or Chattel Paper (other than any held by a “securities intermediary” (as defined in Section 8-102 of the UCC) in respect of which a Grantor has a “security entitlement” (as defined in Section 8-102 of the UCC)), pursuant to a Revised Collateral Schedule, whether at its direction, pursuant to Section 2.3(b) or otherwise, such Grantor shall promptly deliver to the Administrative Agent (or, at the direction of the Administrative Agent, to its custodian) (i) an appropriate transfer power with respect thereto executed in blank by such Grantor and (ii) any such Instruments (including any promissory note and any allonge thereto endorsed in blank), Certificated Security or Chattel Paper relating to such Grantor’s Collateral that are in the possession of such Grantor.  Any Loan Asset constituting debt securities shall be transferred or deposited in the Securities Accounts.  If at any time as a result of any enforcement action taken by or on behalf of any Grantor with respect to any Pledged Loan or in connection with any compromise thereof, such Grantor shall receive any Other Real Estate Owned Assets or any direct or indirect interest therein which such Grantor reasonably determines, in accordance with its customary practices, should be contributed or otherwise transferred to an existing or newly created Collateral LLC, the Capital Stock of which constitutes Pledged Stock hereunder, the Administrative Agent shall, at the written direction of the Grantor, release its Lien on such Other Real Estate Owned Assets or interests upon such contribution or transfer and take such actions in connection with such release as such Grantor may reasonably request in accordance with Section 7.13.

(d)                   On the Closing Date, with respect to the Capital Stock of any Collateral SPV (other than Tara Holdco) or Collateral LLC specified on the Collateral Schedule, and on each day after the Closing Date on which any Grantor pledges equity interests of additional Collateral SPVs or Collateral LLCs pursuant to a Revised Collateral Schedule, whether at its direction, pursuant to Section 2.3(b) or otherwise, such Grantor shall deliver to the Administrative Agent (or, at the direction of the Administrative Agent, to its custodian) an appropriate transfer power with respect to the equity interests of such Collateral SPVs and Collateral LLCs, if such equity interests are certificated, signed by such Grantor, together with a detailed description of the Credit Tenant Lease Assets, Other Real Estate Owned Assets or any other assets held by such additional Collateral SPV or Collateral LLC; provided that prior to the transfer of such equity interests, the by-laws, the limited liability company agreement or limited partnership agreement of such Collateral SPV or Collateral LLC, as the case may be, shall be amended as required under Section 5.9 of the Credit Agreement.

(e)                    The Administrative Agent shall, or shall cause to be delivered by its custodian, if applicable, an inventory the Related Pledged Investment Documents delivered by the Grantors in respect of the Pledged Investments identified in the Collateral Schedule or Replacement Collateral Schedule, as the case may be, in accordance with the inventory procedures set forth in Section 2.4 below, such inventory to be completed within three (3) Business Days of delivery of such Related Pledged Investment Documents to the Administrative Agent.

(f)                      The Administrative Agent shall provide, or shall cause to be provided by its custodian, if applicable, to the Grantors, a receipt, in the form of Annex 4 hereto (the “Receipt”), to the Grantors (i) within three (3) Business Days of any deposit or withdrawal of Related Pledged Investment Documents pursuant to this Section 2.3 hereof, provided, however, that with respect to Related Pledged Investment Documents delivered to it on the Closing Date, the Administrative Agent (or its custodian, if applicable) shall deliver a “short-form” Receipt to the Grantors evidencing receipt of a specific subset of Related Pledged Investment Documents as previously agreed among the parties hereto and (ii) substantially concurrently with the receipt of any debt securities, promissory notes or other Instruments, transfer powers or any other Collateral delivered to the Administrative Agent (or its custodian, if applicable) in accordance with this Section 2.3.

(g)                   Each Grantor shall, on the date of this Agreement, deliver to the Administrative Agent a certificate as to the incumbency and signature of each officer of such party authorized to give and receive notices, requests and instructions and to deliver and receive certificates and documents in connection with this Agreement and, thereafter, whenever there is a change in such certificate.

(h)                   The Administrative Agent (or its custodian, if applicable) shall hold all Related Pledged Investment Documents received by it on behalf of the Secured Parties and shall make disposition thereof only in accordance with this Agreement and the Credit Agreement.

2.4                                 Review Criteria; Certification by Administrative Agent.  (a)  The Administrative Agent shall, within the time frame determined pursuant to Section 2.3(g) above, confirm that all Related Pledged Investment Documents required to be delivered to it pursuant to Sections 2.3(b) or (c) are in its possession, subject to release in accordance with the terms of this Agreement and the Credit Agreement. Such confirmation shall constitute the Administrative Agent’s inventory of the Related Pledged Investment Documents delivered by the Grantors to the Administrative Agent pursuant to Section 2.3(b) or (c) above.

(b)                   If the Administrative Agent is not able to confirm that it is in receipt of any Related Pledged Investment Documents identified in a Collateral Schedule, it shall give notice of such fact to the Grantors not later than the third Business Day following receipt of the applicable Collateral Schedule.

2.5                                 Investments of Moneys in the Accounts.  As long as no Enforcement Default shall have occurred and be continuing, the Grantors may direct the investment and reinvestment by the Administrative Agent of all cash on deposit from time to time in the Accounts and all interest and income on such cash, so long as all such cash will be invested solely in investments of the type described in clauses (a), (b) and (c) of the definition of “Cash or Cash Equivalents” in the Credit Agreement (or any similar investments, including funds whose assets primarily consist of such investments). The Administrative Agent shall not be responsible for (i) determining whether such investment is permitted pursuant to the terms of this Section 2.5 or (ii) any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of directions from the Grantors, the Administrative Agent shall have no obligation to invest or reinvest any moneys.

SECTION III

REPRESENTATIONS AND WARRANTIES

The Grantors hereby each represent and warrant to the Secured Parties that on the Closing Date and on the date of any inclusion of a new Pledged Investment within the Collateral:

3.1                                 Title; No Other Liens.  Except for the security interest granted to the Secured Parties pursuant to this Agreement and except for such beneficial interests of third parties as set forth on Schedule 3.1 hereto, each Grantor owns, of record and beneficially, each item of the Collateral free and clear of any and all Liens or claims of others, other than Liens on Collateral permitted under Section 5.16 of the Credit Agreement.  Subject to Section 4.3 of the Credit Agreement, and except for claims set forth on Schedule 3.1 (which claims individually and in the aggregate do not impair the value of Collateral in any material respect) and beneficial interests of third parties as set forth on Schedule 3.1 hereto, each Grantor will have the unrestricted right to pledge each item of Collateral hereafter acquired in substitution for or in addition to any then existing Collateral, in each case, (i) free and clear of all Liens, other than Liens on Collateral permitted under Section 5.16 of the Credit Agreement and (ii) subject to no adverse claims known to such Grantor which would impair the value thereof as collateral.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Parties pursuant to this Agreement.

3.2                                 Perfected Security Interests.  The security interests granted pursuant to this Agreement, upon execution and delivery of any relevant Deposit Account Control Agreements and Securities Account Control Agreements and UCC-1 financing statements having been filed against the Grantors in the jurisdiction described in Section 3.3 below, (a) will constitute perfected security interests in all of the Collateral in which a security interest may be perfected by filing or control in favor of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantors and any Persons purporting to purchase any Collateral from the Grantors and (b) are prior to all other Liens on the Collateral, other than Liens on Collateral permitted under Section 5.16 of the Credit Agreement.

3.3                                 Jurisdiction of Organization.  On the date hereof, each Grantor’s jurisdiction of organization is specified on Schedule 1 hereto. The Company has furnished to the Secured Parties a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof of each Grantor.

SECTION IV

COVENANTS; MANAGEMENT

4.1                                 Payment of Obligations.  (a)  The Grantors will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom (or, in the case of any Collateral LLC, the maintenance or operations thereof), as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantors and such proceedings could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 The Company will, in the direct or indirect management of any Loan Assets included in the Collateral or the assets or operations of any Collateral LLCs, use the same care and attention as the Company uses in the management of similar Loan Assets or assets and operations that are not Collateral or that are not owned by Collateral LLCs (as the case may be) and will not, directly or indirectly, exercise any right or option, or otherwise take any action, with respect to any such Loan Assets or any such assets or operations that the Company, in the exercise of its business judgment, would not exercise or take in the absence of the inclusion thereof of the Capital Stock of the relevant Collateral LLC in the Collateral.  The Administrative Agent shall promptly after request, execute and deliver such documents, and take such other actions (including pursuant to Section 7.13 of this Agreement), at the sole cost and expense of the Company and the Grantors, as the Company or any Grantor reasonably determines to be necessary or customary in connection with the management of any such Loan Assets or assets and operations, so long as doing so does not in the opinion of the Administrative Agent adversely affect the security interests of any Secured Parties or expose the Administrative Agent to any potential liability or claim.

4.2                                 Maintenance of Perfected Security Interest; Further Documentation.  (a)  Each Grantor shall maintain the security interests created by this Agreement and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of the Grantors under the Loan Documents to dispose of the Collateral. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the termination of this Agreement in accordance with Section 7.13.

(b)                                 At any time and from time to time, upon the written reasonable request of the Administrative Agent, and at the sole expense of the Grantors, the Grantors will promptly and duly execute and deliver, and have recorded or authorize the filing of, such further instruments and documents and take such further actions as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing or authorizing the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

4.3                                 Changes in Name, etc.  No Grantor will, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent, of all additional financing statements and other documents reasonably requested by the Secured Parties to maintain the validity, perfection and priority of the security interests provided for herein, which financing statements shall be subsequently filed by the Administrative Agent, (i) change its jurisdiction of organization or (ii) change its name, identity or structure to such an extent that any financing statement filed, or notice given, in connection with this Agreement would become seriously misleading.

SECTION V

REMEDIAL PROVISIONS

5.1                                 Pledged Investments.  (a)  Prior to any Foreclosure on a Pledged Investment, the applicable Grantor shall be permitted to exercise all voting and corporate or other organizational rights with respect to such Pledged Investment.

(b)                                 Upon the completion of, or to the extent necessary to complete, a Foreclosure on a Pledged Investment, the Administrative Agent (acting in its capacity as such or through its nominee) shall have the right to (x) exercise such rights, powers and privileges of the applicable Grantor with respect to such Grantor’s Pledged Investment (including all voting and consent rights) and (y) transfer all of such Grantor’s right, title and interest in and to such Pledged Investment upon or in aid or preparation of a Foreclosure, and to be substituted for such Grantor as the sole owner for all purposes of all of such Grantor’s right, title and interest in and to such Pledged Investment, in each case effective immediately upon written notice to the Grantor and the issuer of the Pledged Investment.  Without limiting the foregoing, the Administrative Agent (or its nominee) may upon Foreclosure on a Pledged Investment exercise (i) all voting, consent, corporate and other rights pertaining to such Pledged Investment at any meeting of shareholders, members or partners of the relevant Issuer or Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Investment as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion such Pledged Investment upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Investment, and in connection therewith, the right to deposit and deliver such Pledged Investment with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby irrevocably authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing in accordance with the terms of this Agreement, without any other or further instructions from, or the consent of, such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

5.2                                 Proceeds to be Turned Over to Administrative Agent.  If an Event of Default shall have occurred and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents and checks (other than such Proceeds which are attributable to Collateral beneficially owned by third parties and other amounts described in Section 5.8 of the Credit Agreement) shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in accordance with the terms of this Agreement.  All Proceeds while held by the Administrative Agent (or by such Grantor in trust for the Administrative Agent and the Secured Parties pursuant to this Section 5.2) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3                                 Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Administrative Agent shall, apply all or any part of cash dividends, payments or other Proceeds paid in respect of Pledged Investments, or any other Proceeds constituting Collateral, whether or not held in any Collateral Account and other funds on deposit in the Collateral Account in payment of the Secured Obligations in the following order of priority:

First:  to the Administrative Agent for any unpaid expenses payable to it pursuant to the Loan Documents to the extent the same constitute Secured Obligations;

Second:  to the holders of Secured Obligations in an amount equal to the unpaid Secured Obligations, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to such holders in proportion to the unpaid amounts thereof; and

Third:  any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

5.4                                 Code and Other Remedies.  In connection with any Foreclosure on Collateral, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below or otherwise required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith, with notice to the relevant Grantor, collect, receive, appropriate and realize upon the applicable Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver such Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent, its nominee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by applicable law.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble such Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any such Collateral or in any way relating to such Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order provided for in this Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except any such claims, damages and demands arising as a result of the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.  Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not turn over possession of any Collateral delivered to it hereunder (other than Collateral that is released to the Company and the Grantors in accordance with Section 7.13 of this Agreement) to any Secured Party or any other Person except upon completion of, or to the extent necessary to complete, a Foreclosure on such Collateral.

5.5                                 Securities Act, etc.  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock owned or issued by it, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the relevant Grantor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Grantor would agree to do so.

5.6                                 Deficiency.  The Company and each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.

SECTION VI

THE ADMINISTRATIVE AGENT

6.1                                 Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor appoints the Administrative Agent and any officer or agent thereof (including, without limitation, any custodian appointed by it), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement in connection with any Foreclosure on Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement upon and in connection with such Foreclosure, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, with notice to such Grantor, to do any or all of the following upon and in connection with such Foreclosure:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to the applicable Collateral and file any claim or take any action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to such Collateral whenever payable;

(ii)                                  pay or discharge taxes and Liens levied or placed on or threatened against such Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;

(iii)                               execute, in connection with any sale provided for in Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(iv)                              (1) direct any party liable for any payment under such Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Account or as the Administrative Agent shall direct;  (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of such Collateral;  (3) sign and indorse any assignments, verifications, notices and other documents in connection with such Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral or any portion thereof and to enforce any other right in respect of such Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to such Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with such Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon such Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                                 Upon any Foreclosure on Collateral, if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2                                 Duty of Administrative Agent.  The Administrative Agent shall use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC, including preserving rights against other parties claiming an interest in the Collateral.  Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.  The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3                                 Authorization of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements with respect to the Collateral (describing the Collateral as specified in this Agreement or as “all assets” of a Grantor or similar language) without the signature of such Grantor in such form and in such offices of the jurisdiction of organization of such Grantor as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement; provided, however, that notwithstanding anything to the contrary contained herein or in any Collateral Document, no Grantor shall be required to perfect the security interests granted by it in any Collateral by any means other than by (i) executing and delivering a copy of any Deposit Account Control Agreement or any Securities Account Control Agreement, (ii) executing filings pursuant to the Uniform Commercial Code of the relevant State(s), (iii) executing, delivering and recording Mortgages in respect of certain Credit Tenant Lease Assets (but solely to the extent required under Section 2.19 of the Credit Agreement) and (iv) such additional actions as may be required pursuant to any Loan Document.

6.4                                 Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION VII

MISCELLANEOUS

7.1                                 Amendments, Supplements and Waivers.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.5 of the Credit Agreement.

(a)                                  Solely with the consent of the Administrative Agent (and without the consent of any other Secured Party), the Administrative Agent and the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Collateral Document, (i) to add to the covenants of such Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Grantor; or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any Collateral Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (ii) shall not adversely affect the interests of any of the Secured Parties.

7.2                                 Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 or such other address specified in writing to the Administrative Agent in accordance with the this Agreement.

7.3                                 Copies of Material Transaction Documents Relating to Loan Assets.  On the Closing Date with respect to each Loan Asset specified on the Collateral Schedule, and within 10 Business Days following the date on which any Grantor pledges any additional Loan Asset pursuant to a Revised Collateral Schedule, the Grantors will use commercially reasonable efforts to provide to the Administrative Agent copies on CD-ROM (or other readily accessed electronic medium) of any material transaction documents relating to such Loan Asset; provided that (i) the delivery of such copies shall not constitute any representation or warranty by any Grantor that such copies (a) are true, correct and complete or (b) constitute all transaction documents relating to the Loan Assets that the Administrative Agent would necessarily determine to be material, and (ii) not later than three (3) Business Days following the date on which any Loan Asset is withdrawn from the Collateral (as may be permitted under Section 2.18 of the Credit Agreement), the Administrative Agent agrees to use commercially reasonable efforts to return to the Grantors the applicable CD-ROM (or other electronic medium), and any other paper or electronic copies (or if not capable of physical delivery, to permanently erase any such electronic copies) of the transaction documents, related to such withdrawn Loan Asset.

7.4                                 No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Secured Party shall by any act (except in accordance with Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.5                                 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.6                                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or pdf),

and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.7                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8                                 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9                                 Integration.  This Agreement and the Loan Documents represent the agreement of the Company and the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Company, any Grantor, the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Loan Documents.

7.10                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11                           Submission To Jurisdiction; Waivers.  Each Grantor, and by its acceptance hereof, the Administrative Agent, hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.12                           Additional Grantors.  Each Person that is required to become a party to this Agreement pursuant to the terms of the Credit Agreement or any other Loan Document shall become a Grantor for all purposes of this Agreement upon (i) execution and delivery (including by telecopy or pdf) by such Person of an Assumption Agreement in the form of Annex 2 hereto and (ii) execution and delivery of all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(h) of the Credit Agreement.

7.13                           Releases; Termination.

(a)                                  Upon the termination of, and satisfaction in full of all of the Secured Obligations under the Loan Documents, the security interests created by this Agreement and the Collateral Documents shall terminate forthwith and all right, title and interest of the Administrative Agent in and to the Collateral shall revert to the Grantors, their successors and assigns.

(b)                                 Upon the termination of the Administrative Agent’s security interest and the release of the Collateral in accordance with Section 7.13(a), the Administrative Agent will promptly, at the Grantors’ written request and expense (but, in any event, not later than three (3) Business Days following such request), (i) execute and deliver to the Grantors such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Grantors) as the Grantors shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Grantors all property of the Grantors then held by the Administrative Agent or any agent thereof.

(c)                                  Except as set forth in Sections (d), (e), (f) and (g) below, upon the withdrawal of any Collateral as permitted by the Loan Documents, the security interests and Liens created by the Collateral Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Collateral Documents (subject to any requirement therein with respect to the retention of the Proceeds of a disposition of Collateral subject to this Agreement or any Collateral Document or the application thereof in accordance with the Credit Agreement).  Upon receipt by the Administrative Agent of a certificate from the relevant Grantor or the Company stating that such withdrawal is permitted by (or the relevant consent has been received under) the Loan Documents, the Administrative Agent shall be authorized to, and shall promptly at such Grantor’s or the Company’s request and expense, (i) execute and deliver such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Grantor) as such Grantor or the Company shall reasonably request to evidence the termination of such security interest and Lien and the release of such Collateral (subject to any requirement with respect to the retention of the Proceeds of a disposition of Collateral subject to this Agreement or any Collateral Document or the application of such Proceeds in accordance with the Credit Agreement) and (ii) deliver or cause to be delivered to such Grantor or the Company all property (including any promissory notes and related transfer documents), if any, constituting part of such withdrawn Collateral then held by the Administrative Agent or any agent thereof.

(d)                                 Upon receipt by the Administrative Agent of written certification from the applicable Grantor or the Company that physical possession of any of such Grantor’s property then held by the Administrative Agent or any agent thereof (including any promissory notes and related transfer documents, if any, constituting part of any Collateral) is necessary or customary to enforce (or would otherwise facilitate enforcement of) such Grantor’s remedies (or actions in lieu of the exercise of enforcement) against counterparties, or for the purpose of correction of defects, if any, under or in relation to any Collateral, the Administrative Agent shall (i) cause to be delivered such property to such Grantor, the Company or its agents pending any enforcement action, exercise of rights or other customary actions in lieu of enforcement or for the purpose of correction of defects, if any, or loan (or other asset) administration and servicing, in each case in respect of any such promissory notes and related Collateral, and (ii) execute and deliver such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Grantors), and take such other actions in connection with such escrowed release as such Grantor or the Company may reasonably request in writing; it being understood that the delivery of any such property shall not constitute a release of the Collateral and any Proceeds received by such Grantor upon any such enforcement shall be subject to this Agreement and the Collateral Documents.  The Company and the Grantors hereby agree to hold in escrow any Collateral delivered to the Company or the Grantors, as applicable, by the Administrative Agent pursuant to this Section 7.13(d).

(e)                                  Upon receipt by the Administrative Agent of written certification from the applicable Grantor or the Company that such Grantor has entered into a binding contract for a Third Party Sale permitted by the Loan Documents, the Administrative Agent shall promptly at such Grantor’s or the Company’s request and expense (i) execute and deliver, for release only upon completion of such Third Party Sale, such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Grantors) as such Grantor or the Company shall reasonably request to evidence the termination of the security interest and Lien in, and release of, such Collateral upon completion of such Third Party Sale (subject to any requirement with respect to retention of the Proceeds of such Third Party Sale subject to this Agreement or any Collateral Document) and (ii) deliver, or cause to be delivered, for release only upon completion of such Third Party Sale, to such Grantor or the Company all property (including any promissory notes and related transfer documents), if any, constituting part of such Collateral (and any related collateral) then held by the Administrative Agent or any agent thereof.  If no Enforcement Default has occurred and is continuing when any Grantor shall have entered into a binding contract for a Third Party Sale, but such Grantor shall not have completed such Third Party Sale prior to a Foreclosure on such Collateral or any other intervening Material Default or Event or Default, the Administrative Agent shall provide the releases, and otherwise act in accordance with the provisions of, this Section 7.13 in respect of such Third Party Sale notwithstanding such intervening Foreclosure or other Enforcement Default.  The Company and the Grantors hereby agree to hold in escrow any Collateral delivered to the Company or the Grantors, as applicable, by the Administrative Agent pursuant to this Section 7.13(e).

(f)                                    Upon receipt by the Administrative Agent of written certification from the applicable Grantor or the Company that such Grantor has received, or has received notice that it will receive, a payment or prepayment in satisfaction or settlement in respect of any portion of the Collateral, the Administrative Agent shall promptly at such Grantor’s or the Company’s request and expense (i) execute and deliver, for release only upon receipt by the Grantor of such payment or prepayment in satisfaction or settlement, such documents (in form and substance reasonably satisfactory to the Administrative Agent and the Grantors) as such Grantor or the Company shall reasonably request to evidence termination of the security interest and Lien in, and release of, such Collateral (subject to any requirement with respect to retention of the Proceeds of such payment or prepayment under this Agreement or any Collateral Documents) and (ii) deliver, or cause to be delivered, for release only upon receipt of such payment or prepayment in satisfaction or settlement, to such Grantor or the Company all property (including any promissory notes and related transfer documents), if any, constituting part of such Collateral (and any related collateral) then held by the Administrative Agent or any agent thereof.  The Company and the Grantors hereby agree to hold in escrow any Collateral delivered to the

Company or the Grantors, as applicable, by the Administrative Agent pursuant to this Section 7.13(f).

(g)                                 Upon the earlier of the release of (i) the security interests and Liens created under this Agreement in the Pledged Stock issued by a Grantor (other than Belmont), or (ii) all of the Collateral owned by a Grantor (other than Belmont or Tara Holdco), in each case in accordance with the provisions of this Section 7.13, such Grantor shall be released from its obligations hereunder and under the Collateral Documents.  Upon any such release, the Administrative Agent will promptly, at such Grantor’s or the Company’s written request and expense, (x) execute and deliver such documents as such Grantor or the Company shall reasonably request to evidence the termination of such Grantors obligations under this Agreement and the Collateral Documents and (ii) deliver or cause to be delivered to such Grantor or the Company all property (including any promissory notes and related transfer documents), if any, of such Grantor then remaining held by the Administrative Agent or any agent thereof.

7.14                           WAIVER OF JURY TRIAL.  EACH GRANTOR, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15                           Inspection by Regulatory Agencies.  The Administrative Agent shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Agreement to make available, all Collateral in such Person’s possession upon prior written notice and during regular business hours for inspection by any regulatory agency in its discretion.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

iSTAR TARA HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Nina B. Matis
Name: Nina B. Matis
Title: Executive Vice President

SFI BELMONT LLC, a Delaware limited liability company

By:	/s/ Nina B. Matis
Name: Nina B. Matis
Title: Executive Vice President

iSTAR BOWLING CENTERS I LLC, a Delaware limited liability company
iSTAR BOWLING CENTERS II LLC, a Delaware limited liability company
iSTAR CTL I GENPAR, INC., a Delaware corporation
iSTAR DALLAS GL GENPAR LLC, a Delaware limited liability company
iSTAR HARRISBURG BUSINESS TRUST, a Delaware business trust
iSTAR HARRISBURG GENPAR LLC, a Delaware limited liability company
iSTAR TARA REO TRS LLC, a Delaware limited liability company

By:	/s/ Nina B. Matis
Name: Nina B. Matis
Title: Executive Vice President

22

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Charles Hoagland
Name: Charles Hoagland
Title: Vice President